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                                                                     EXHIBIT (5)





                                                                November 7, 1994


Central Hudson Gas & Electric Corporation
284 South Avenue
Poughkeepsie, New York 12601

Dear Sirs:

         Referring to your Registration Statement on Form S-3 ("Registration Statement") submitted for electronic filing this date with the Securities and Exchange Commission under the Securities Act of 1933, pursuant to Rule 415 promulgated thereunder, covering the proposed issuance and sale by you of (i) up to $80,000,000 aggregate principal amount of Debt Securities ("Debt Securities"), consisting of your First Mortgage Bonds ("New Bonds") in one or more series to be issued under an Indenture of Mortgage, dated as of January 1, 1927, of Central Hudson Gas & Electric Corporation ("Company") to American Exchange Irving Trust Company (now The Bank of New York), as Trustee ("Mortgage Trustee"), as heretofore supplemented and amended and as to be supplemented by one or more supplemental indentures (as so supplemented and amended, the "Mortgage") relating to the New Bonds; and/or Unsecured Notes ("Unsecured Notes"), in one or more series to be issued under an Indenture ("Unsecured Indenture"), dated as of April 1, 1992, by and between the Company and First Trust of New York, National Association (as successor to Morgan Guaranty Trust Company of New York), as Trustee ("Indenture Trustee"), in amounts, at prices and on terms to be determined at the time or times of sale; subject to the condition that the aggregate initial offering price of the Debt Securities and the Additional Common Stock referred to in (iii) below shall not exceed $80,000,000; (ii) up to 250,000 shares of authorized and previously unissued shares of Serial Preferred Stock, par value $100 per share, of the Company ("New Preferred Stock") in one or more series, all at such time or times as the officers of the Company may determine and covering the possible issuance in connection therewith of up to 1,000,000 depositary preferred shares, each representing 1/4 of a share of New Preferred Stock ("Depositary Preferred Shares"), each evidenced by Depositary Receipts ("Depositary Receipts"); and
(iii) up to $40,000,000 in aggregate initial offering price of additional shares of this Corporation's Common Stock, $5.00 par value per share ("Additional Common Stock"), to be issued and sold pursuant to public offering; subject to the condition that






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Central Hudson Gas &                  -2-                       November 7, 1994
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the aggregate initial public offering price of the Additional
Common Stock and the Debt Securities shall not exceed $80,000,000, all as contemplated in the Registration Statement (the Debt Securities, the New Preferred Stock, the Depositary Preferred Shares and the Additional Common
Stock are collectively referred to hereinafter as the "Securities"):

         The Company was incorporated and organized under our supervision. We have acted as counsel for the Company since its incorporation on December 31, 1926.

         We have advised the Company with regard to the execution and filing of its Certificate of Consolidation (Certificate of Incorporation) and all certificates amendatory thereof.

         We have advised the Company in the preparation of the Registration Statement to be filed with the Securities and Exchange Commission on this date under the Securities Act of 1933 to effect registration thereunder of the Securities.

         With respect to those Debt Securities which are to be issued at any one time ("Offered Bonds" in the case of the New Bonds or "Offered Notes" in the case of the Unsecured Notes), and on the basis of the foregoing, and our examination and consideration of such other legal and factual matters as we have deemed appropriate, we are of the following legal opinion:

         Upon -

         (a) favorable action having been taken, at a meeting or meetings of the Company's Board of Directors or a duly authorized committee of the Board of Directors, to approve and authorize the terms and conditions, and issuance and sale of the Offered Bonds and/or Offered Notes, the execution and delivery of an appropriate Supplemental Indenture to the Mortgage for the issuance and sale of the Offered Bonds, the issuance and sale of such Offered Notes under the Unsecured Indenture, and any other action necessary to the consummation of the proposed issuance and sale of the Offered Bonds and/or Offered Notes, including the execution and delivery of a Distribution Agreement in substantially the form contained in the Registration Statement as Exhibit (1)(a);

         (b) confirmation by us that the authorization set forth in the Order of the Public Service Commission of the State of New York ("PSC")





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                 in Case 94-M-0198, issued and effective October 17, 1994, for the issuance and sale of the Offered Bonds and/or Offered Notes continues to be in full force and effect, and that all conditions precedent in such Order to such issuance and sale have been satisfied;

         (c)     the Registration Statement becoming effective;

         (d) the aforementioned Supplemental Indenture with respect to the Offered Bonds having been duly executed and delivered by the parties thereto;

         (e) the aforementioned Distribution Agreement with respect to the Debt Securities having been duly executed and delivered by the parties thereto; and

         (f) the Offered Bonds and/or Offered Notes having been authenticated by the Mortgage Trustee in the case of the Offered Bonds, and/or by the Indenture Trustee in the case of the Offered Notes, and issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Offered Bonds and/or Offered Notes and in accordance with (i) the provisions of the Mortgage as to be supplemented by the aforementioned Supplemental Indenture in the case of the Offered Bonds and/or the provisions of the Unsecured Indenture in the case of the Offered Notes, and (ii) the aforementioned resolutions of the Company's Board of Directors or duly authorized committee of the Board of Directors;

the Offered Bonds and/or Offered Notes will be the valid, legal and binding obligations of the Company.

         With respect to the New Preferred Stock which is to be issued at any one time ("Offered Preferred Stock"), and on the basis of the foregoing, and of our examination and consideration of such other legal and factual matters as we have deemed appropriate, we are of the following legal opinion:

         Upon -





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Central Hudson Gas &                  -4-                       November 7, 1994
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         (a)     favorable action having been taken, at a meeting or meetings of the Company's Board of Directors or a duly authorized committee of the Board of Directors, to approve and authorize the terms and conditions, and issuance and sale of the Offered Preferred Stock, the execution and delivery of an appropriate Underwriting Agreement for the issuance and sale of the Offered Preferred Stock (in substantially the form contained in the Registration Statement as Exhibit (1)(b)), and any other action necessary to the consummation of the proposed issuance and sale of the Offered Preferred Stock;

         (b) confirmation by us that the authorization set forth in the Order of the PSC in Case 93-M-0450, issued and effective September 29, 1993 (and as such Order was amended on July 29, 1994), for the issuance and sale of the Offered Preferred Stock continues to be in full force and effect, and that all conditions precedent in said Order to such issuance and sale have been satisfied;

         (c)     the Registration Statement becoming effective;

         (d) the execution and delivery of said Underwriting Agreement relating to the Offered Preferred Stock;

         (e) the approval by the PSC of the Certificate of Amendment to the Certificate of Incorporation of the Company relating to the Offered Preferred Stock in substantially the form contained in the Registration Statement as Exhibit (4)(i)37;

         (f) the delivery for filing to the Department of State of the State of New York of such Certificate of Amendment relating to the Offered Preferred Stock; and

         (g) the certificates for the Offered Preferred Stock having been duly issued and delivered to or on the order of the purchasers thereof on the terms and conditions, if any, set forth in the Registration Statement and as authorized by the Board of Directors of the Company, and the Company having received the





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Central Hudson Gas &                  -5-                       November 7, 1994
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         consideration for said shares of the Offered
         Preferred Stock as set forth in the Registration
         Statement and as so authorized by said Board of Directors;

the Offered Preferred Stock will be legally issued, fully paid and non-assessable.

         When the events in the immediately preceding paragraph shall have occurred and if and when the Deposit Agreement by and among the Company, a Depositary yet to be determined ("Depositary") and the holders of Depositary Receipts who will become parties thereto upon acceptance by them of Depositary Receipts ("Deposit Agreement"), in substantially the form contained in the Registration Statement as Exhibit (4)(i)38, is duly authorized, executed, and delivered, when the Offered Preferred Stock shall have been deposited with the Depositary pursuant to the terms of the Deposit Agreement, and when the Depositary Receipts shall have been duly executed and delivered in accordance with the procedures set forth in the Deposit Agreement by the Depositary to or on the order of the purchasers thereof on the terms and conditions set forth in the Registration Statement and Deposit Agreement; then, in our opinion, said Depositary Preferred Shares, each representing 1/4 of a share of New Preferred Stock, as evidenced by Depositary Receipts, will be validly and legally issued, fully paid and non-assessable.

         With respect to the Additional Common Stock which is to be issued at any one time ("Offered Common Stock"), and on the basis of the foregoing, and of our examination and consideration of such other legal and factual matters as we have deemed appropriate, we are of the following legal opinion:

         Upon -

         (a) favorable action having been taken, at a meeting or meetings of the Company's Board of Directors or a duly authorized committee of the Board of Directors, to approve and authorize the terms and conditions, and issuance and sale of the Offered Common Stock, the execution and delivery of an appropriate Underwriting Agreement for the issuance and sale of the Offered Common Stock (in substantially the form contained in the Registration Statement as Exhibit (1)(c)), and any other action necessary to the consummation of the proposed issuance and sale of the Offered Common Stock;





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Central Hudson Gas &                  -6-                       November 7, 1994
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         (b)     confirmation by us that the authorization set forth in the
                 Order of the PSC in Case 94-M-0198, issued and effective
                 October 17, 1994, for the issuance and sale of the Offered Common Stock continues to be in full force and effect, and that all conditions precedent in said Order to such issuance and sale have been satisfied;

         (c)     the Registration Statement becoming effective;

         (d) the execution and delivery of said Underwriting Agreement relating to the Offered Common Stock; and

         (e) the certificates for the Offered Common Stock having been duly issued and delivered to or on the order of the purchasers thereof on the terms and conditions, if any, set forth in the Registration Statement and as authorized by the Board of Directors of the Company, and the Company having received the consideration for said shares of the Offered Common Stock as set forth in the Registration Statement and as so authorized by said Board of Directors;

said shares of Offered Common Stock will be legally issued, fully paid and non-assessable, provided that the consideration for such Offered Common Stock is at least equal to the par value of the Company's Common Stock at the time of issuance thereof.

         We hereby consent that this opinion be filed as an Exhibit to the Company's said Registration Statement, and we further consent to the use of our name as experts in connection with the statements in the Prospectus included in said Registration Statement as to matters of law and legal conclusions under the captions "The Company," "Securities -- Description of the New Bonds," "Securities -- Description of Unsecured Notes," "Securities -- Description of the New Preferred Stock," "Securities -- Description of Depositary
Preferred Shares





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Central Hudson Gas &                  -7-                       November 7, 1994
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and Depositary Receipts," "Securities -- Common Stock Dividends and Price
Range" and "Securities -- Description of Common Stock," and the reference to us under the caption "Legal Opinions and Experts" in said Prospectus.


                                                            Very truly yours,

                                                            GOULD & WILKIE

                                                            Gould & Wilkie